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                                                                    Exhibit 11.1

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                 (Dollars in thousands, except per share data)

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


                                           For the three    For the three
                                            months ended     months ended
                                           March 31, 1997   March 31, 1996
                                           --------------   --------------
Primary:

Net income..............................      $     3,278      $     3,034
                                              ===========      ===========
Weighted average number of shares
 outstanding............................       12,345,437       10,621,975
Incremental shares resulting from stock
 options................................          168,514           83,092
                                              -----------      -----------
Weighted average number of common stock
 and common stock equivalents...........       12,513,951       10,705,067
                                              ===========      ===========

Primary earnings per share..............      $      0.26      $      0.28
                                              ===========      ===========

Fully diluted:
Net income..............................      $     3,278      $     3,034
                                              ===========      ===========

Weighted average number of shares
 outstanding............................       12,345,437       10,621,975
Incremental shares resulting from stock
 options................................          168,514           99,510
                                              -----------      -----------
Weighted average number of common stock
 and common stock equivalents...........       12,513,951       10,721,485
                                              -----------      -----------

Fully diluted earnings per share........      $      0.26      $      0.28
                                              ===========      ===========

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